                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Puerto Rican Cement Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 5, 1999

                             ---------------------

     The annual meeting of stockholders of Puerto Rican Cement Company, Inc. (the "Company") will be held at the office of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on Wednesday, May 5, 1999 at 10:00 A.M. Atlantic Standard Time for the following purposes:

          1. The election of five Class III directors for a term of three years and until election and qualification of their successors.

          2. The election of one Class II director for a term of two years and until election and qualification of a successor.

          3. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 18, 1999 will be entitled to vote at the meeting.

     It is important that your stock be represented at the meeting. If you do not expect to be present, you are urged to date, sign and mail promptly the enclosed proxy. For your convenience, we enclose a self-addressed envelope to which no postage need be affixed if mailed in the United States or Puerto Rico.

     The Company's executive office is located in Guaynabo, Puerto Rico. Its mailing address is PO Box 364487, San Juan, Puerto Rico 00936-4487. It is anticipated that the proxy material will be mailed to stockholders on or about March 31, 1999.

                                           By Order of the Board of Directors

                                           Etienne Totti Del Valle
                                           Secretary

Guaynabo, Puerto Rico
March 31, 1999

                       PUERTO RICAN CEMENT COMPANY, INC.

                             ---------------------

                                PROXY STATEMENT
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 1999

                             ---------------------

     The enclosed proxy is being solicited by the Board of Directors of the Company for the annual meeting of stockholders to be held on May 5, 1999. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 31, 1999. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by the Company's regular employees or employees of a proxy solicitor retained by the Company. If the proxy is executed and returned in time for voting, the shares represented thereby will be voted. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted. If revocation is made by mail, it should be sent to Jose O. Torres, Assistant Secretary, Puerto Rican Cement Company, Inc., PO Box 364487, San Juan, Puerto Rico 00936-4487.

     The Company will pay the cost of solicitation of proxies. The Company has retained the services of Georgeson & Co., Inc., New York, New York, to assist in the solicitation of proxies at a cost of $6,500.00. Brokers, nominees and other similar record holders will be requested to forward proxies and proxy materials to the beneficial owners of the shares and will be reimbursed by the Company for their expenses.

                               VOTING SECURITIES

     As of March 18, 1999, the Company had 5,379,074 shares outstanding (exclusive of 620,926 treasury shares) of Common Stock, par value $1 per share. Each outstanding share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on March 18, 1999 will be entitled to vote at the meeting. For information regarding principal holders of the Company's Common Stock, see "Information about Directors, Nominees, and Principal Stockholders" below.

                             ELECTION OF DIRECTORS

     The current Class I directors are Waldemar Del Valle Armstrong, Luis Alberto Ferre Rangel, Oscar A. Blasini, Miguel A. Nazario, and Hector Del Valle. The Class II directors are Rosario J. Ferre, Federico F. Sanchez, Jorge L. Fuentes, Juan A. Albors and Angel O. Torres. The Class III directors are Antonio Luis Ferre, Alberto M. Paracchini, Jose J. Suarez, Carlos del Rio, Emilio J. Venegas and Antonio Luis Ferre Rangel. Class II director Esteban D. Bird resigned as director of the Company effective July 31, 1998. At its meeting of January 27, 1999, the Board appointed Angel O. Torres as a director to fill this vacancy based on the recommendation of the Nominating Committee. Mr. Torres was appointed, pursuant to the By-Laws, to fill the vacancy and to serve as director of the Company until the next annual meeting of stockholders, at which the stockholders shall elect the person who shall serve as Class II director for the remaining two years of the current term. Each class serves a three-year term, which terms are currently to expire on the date of the respective annual meetings as follows: Class I in year 2000, Class II in year 2001, and Class III in 1999.

     It is anticipated that each proxy will be voted for the individual nominees for Class II and III directors named below, unless authority is withheld to vote for all or any of such individuals as indicated on the proxy card. Angel O. Torres was nominated as a Class II director. The names of the nominees for Class III directors are Antonio Luis Ferre, Alberto M. Paracchini, Jose J. Suarez, Carlos del Rio and Antonio Luis Ferre Rangel. Director Emilio J. Venegas, currently a Class III director, reached mandatory retirement age in accordance with policies established by the Board of Directors and has not been nominated for election as a Class III director. The Company's By-Laws have been amended to provide that the Board of Directors shall be composed of 15 directors effective after this year's annual meeting. All nominees are current directors of the Company and were elected at the annual meeting in 1996 as Class III directors, except Angel O. Torres, who was appointed on January 27, 1999 as a Class II director to serve until the next annual meeting.

     Pursuant to the Company's By-Laws, the election of any director requires an affirmative vote of a majority of the votes of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote.

     The persons appointed by the Company to act as election inspectors for the meeting will count votes cast by proxy or in person at the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will constitute a vote "against" any proposal. The election inspectors will treat "broker non-votes" (i.e. shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker or nominee does not have discretionary power to vote on a particular matter) as if the broker never voted.

     Each Class III director elected at this meeting shall serve from the time of election and qualification until the third annual meeting following election and until a successor shall have been elected and shall have qualified. The Class II director elected at this meeting shall serve until the second annual meeting following election and until a successor shall have been elected and shall have qualified. If any nominee is unable to serve as a director, an event that the Company does not now anticipate, the proxy will be voted for a substitute nominee.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
               THE ELECTION OF THE CLASS II DIRECTOR NOMINEE AND
              EACH OF THE CLASS III DIRECTOR NOMINEES NAMED ABOVE.

        INFORMATION ABOUT DIRECTORS, NOMINEES AND PRINCIPAL STOCKHOLDERS

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 18, 1999
            ----              ---           -----------------------           ---------   ------------------
                                             CLASS I DIRECTORS
Waldemar Del Valle Armstrong  46    Attorney at law; Partner of Parra, Del      1997                  800(b)
                                      Valle, Frau & Limeres (law firm) since
                                      1982; Director of Hospital Damas
                                      (non-profit hospital) since 1996;
                                      Director of Ranfe, Inc. (investment
                                      company) since 1995; Secretary of El
                                      Dia, Inc. (newspaper publishing group)
                                      since 1998; Secretary and Director of
                                      Advanced Graphic Printing, Inc.
                                      (printing company) since 1997.
Oscar A. Blasini              62    President of G.B. Investments, Inc.         1975                  300(b)
                                      (real estate development and
                                      investment company) since 1981.
Miguel A. Nazario             51    President and Chief Executive Officer of    1994                1,500(b)
                                      the Company since January 1995 and
                                      Vice President of the Company from
                                      August 1994 through December 1994;
                                      President of the Puerto Rico
                                      Manufacturer's Association since
                                      November 1998; Process Manager for
                                      Worldwide Manufacturing of Digital
                                      Equipment Corp. (computer company)
                                      from 1993 to 1994; Manager for U.S.
                                      and Latin American Operations of
                                      Digital Equipment Corp. from 1992 to
                                      1993; President and General Manager of
                                      Puerto Rican Operations of Digital
                                      Equipment Corp. from 1987 to 1992.
Hector Del Valle              61    Vice Chairman of the Board of the           1987                    None
                                      Company since January 1, 1995(f);
                                      President of the Company from 1988 to
                                      December 1994.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 18, 1999
            ----              ---           -----------------------           ---------   ------------------
Luis Alberto Ferre Rangel     32    Co-Editor since 1996, Business Editor       1996               32,702(d)
                                      since February 1995; Assistant News                            (0.61%)
                                      Editor 1994 and Reporter from February
                                      1990 to July 1994 of El Dia, Inc.
                                      (newspaper publishing group), (an
                                      adult son of Antonio Luis Ferre)
                                       CLASS II DIRECTORS AND NOMINEE
Rosario J. Ferre              60    Second Vice President since 1983 and        1992              166,086(c)
                                      Director since 1960 of Luis A. Ferre                           (3.09%)
                                      Foundation, Inc. and Ponce Museum of
                                      Art (non-profit foundations); (adult
                                      daughter of Luis A. Ferre and sister
                                      of Antonio Luis Ferre).
Federico F. Sanchez           57    President of Federico F. Sanchez and        1982                  366(b)
                                      Company, Inc. (real estate consulting
                                      company) since 1977; President of
                                      Interlink Group, Inc. (real estate
                                      consultants, brokers and developers)
                                      since 1986.
Jorge L. Fuentes              50    Chairman of the Board and Chief             1984                1,000(b)
                                      Executive Officer of Gabriel Fuentes,
                                      Jr. Construction Company, Inc.
                                      (general contractors) since 1986;
                                      Chairman of the Board, Chief Executive
                                      Officer and Director of Fuentes
                                      Concrete Pile, Inc. (manufacturers of
                                      concrete pile foundations) since 1986;
                                      Director of The Bank and Trust of
                                      Puerto Rico (commercial bank and
                                      trust) since 1988;
Juan A. Albors                62    President and General Partner of Albors     1986                2,100(b)
                                      Development Corporation (real estate
                                      developers and investors) since 1977;
                                      Director of Popular, Inc. (bank
                                      holding company) and Banco de Ponce
                                      (commercial bank) from 1984 to 1990;
                                      Director of Banco Popular de Puerto
                                      Rico (commercial bank) since 1990;
                                      member from 1985 to 1993 and Chairman
                                      from 1989 to 1993, of the Board of
                                      Governors of the Puerto Rico Maritime
                                      Shipping Authority.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 18, 1999
            ----              ---           -----------------------           ---------   ------------------
Angel O. Torres               44    President and Director of Bacardi Corp.     1999                    None
                                      (beverage and liquors producer &
                                      distributor) since 1997; Senior Vice-
                                      President and General Manager of
                                      Bacardi-Martini Caribbean Corp. from
                                      January 1995 to December 1996; Senior
                                      Vice-President Sales and Marketing of
                                      Bacardi-Martini Caribbean Corp. from
                                      1991 to 1994.
                                      CLASS III DIRECTORS AND NOMINEES
Antonio Luis Ferre            65    Chairman of the Board of the Company        1959              801,604(d)
                                      since January 1, 1995, Vice Chairman                          (14.90%)
                                      of the Board of the Company from 1985
                                      through December 1994 and Chairman of
                                      the Board of the Company from 1980
                                      through 1985; President of El Dia,
                                      Inc. (newspaper publishing group)
                                      since 1969; Director of Metropolitan
                                      Life Insurance Company of New York
                                      (insurance company) from 1987 to 1995
                                      and Member of the Directors Advisory
                                      Committee since 1995; Director and
                                      Vice Chairman of Popular, Inc. (bank
                                      holding company) since 1984 and Banco
                                      de Ponce (commercial bank) from 1959
                                      to 1990; Director and Vice Chairman of
                                      Banco Popular de Puerto Rico
                                      (commercial bank) since 1991; Director
                                      of Pueblo Extra Supermarkets (food
                                      retailer) from 1993 to1995 (father of
                                      Antonio Luis Ferre Rangel and Luis
                                      Alberto Ferre Rangel; adult son of
                                      Luis A. Ferre and brother of Rosario
                                      J. Ferre).

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 18, 1999
            ----              ---           -----------------------           ---------   ------------------
Alberto M. Paracchini         66    Vice Chairman of the Board of the           1968                1,000(b)
                                      Company since 1968(f); Chairman of the
                                      Board and Chief Executive Officer from
                                      1983 to 1990 and President from 1980
                                      to 1990 of Banco de Ponce (commercial
                                      bank); President from 1984 to 1990 and
                                      Director and Chairman of the Board
                                      from 1985 to 1993 of Popular, Inc.
                                      (bank holding company); Director since
                                      1991 and Chairman of the Board from
                                      1991 to 1993 of Banco Popular de
                                      Puerto Rico (commercial bank);
                                      Director of HDA Management Corporation
                                      since December 1993, Equus Management
                                      Company, Inc. since August 1994,
                                      Venture Capital Fund since March 1994
                                      (all financing Companies), and Equus
                                      Entertainment Corporation.
Carlos Del Rio                49    Senior Vice President and Chief             1996                    None
                                      Operating Officer of MOVA
                                      Pharmaceutical Corp. (pharmaceutical
                                      company) since 1996; Senior Vice
                                      President and Director of Worldwide
                                      Technical Operations of SmithKline
                                      Beecham (pharmaceutical company) from
                                      1992 to 1996; President and General
                                      Manager (Puerto Rican Operations) of
                                      SmithKline Beecham from 1986 to 1995.
Jose J. Suarez                63    Consultant to the Company since January     1989                    None
                                      1996; Executive Vice President in
                                      Charge of Operations of the Company
                                      from 1988 until 1995 and Senior Vice
                                      President -- Operations of the Company
                                      from 1983 to 1987; Director of
                                      Scotiabank de Puerto Rico (commercial
                                      bank) from February 1992 to January
                                      1997.

                                                                                           NUMBER OF SHARES
                                                                                          AND PERCENTAGE OF
                                                                                          OUTSTANDING SHARES
                                                                              SERVED AS    OF COMMON STOCK
                                              PRINCIPAL OCCUPATION            DIRECTOR    OWNED BENEFICIALLY
            NAME              AGE           FOR THE LAST FIVE YEARS           SINCE(A)    AT MARCH 18, 1999
            ----              ---           -----------------------           ---------   ------------------
Antonio Luis Ferre            32    Senior Corporate Vice President of the      1993               32,702(d)
  Rangel                              Company since February 1999; Executive                         (0.61%)
                                      Vice President of the Company from
                                      February 1998 to January 1999; Vice
                                      President -- Operations and Strategic
                                      Planning of the Company from January
                                      1996 to January 1998; Vice
                                      President -- Strategic Planning of the
                                      Company from 1994 to 1995 and
                                      Assistant Plant Manager of the Company
                                      from 1992 to 1994 (an adult son of
                                      Antonio Luis Ferre).
All Directors and Executive                                                                      840,725 (e)
  Officers as a Group, (18) persons in
  total including those listed above

---------------

(a) Dates refer to periods served as a director of either the Company or Ponce Cement Corporation, which was merged into the Company on March 14, 1963.
(b) Number of shares set forth represents in each case less than 0.10% of the outstanding shares of Common Stock.
(c) 166,086 shares (3.09%) of the Company's Common Stock are held as follows:
    (1) direct ownership by Rosario J. Ferre, of 1,792 shares (0.03%) of the Company's Common Stock; (2) through her 100% ownership of R.F.T. Investment Corp., a Puerto Rico corporation, which owns of record 30,000 shares (0.56%) of the Company's Common Stock; and (3) through her 25% ownership interest in South Management Corporation, by which Mrs. Ferre owns and controls 134,294 shares. Mr. Luis A. Ferre and Mr. Antonio Luis Ferre have 50% and 25% ownership interests, respectively, in South Management Corporation, which owns a total of 537,174 shares (9.99%) of the Company's Common Stock.
(d) Includes 282,854 shares (5.26%) of the Company's outstanding Common Stock held by Ferre Investment Fund, Inc., a Puerto Rico corporation wholly owned by Antonio Luis Ferre, his spouse and five adult children. Of this amount, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel, adult sons of Antonio Luis Ferre, each claim beneficial ownership of 8,418 shares (0.16%). Antonio Luis Ferre retains sole voting and dispositive power with respect to all of the shares owned by Ferre Investment Fund, Inc. and claims beneficial ownership of the remaining 240,765 shares (4.48%). Antonio Luis Ferre's total also includes 3,800 shares (0.07%) which are held by Alfra Investment Corp., a Puerto Rico corporation wholly owned by the five adult children of Antonio Luis Ferre. Of this total, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel each claim beneficial ownership of 760 shares (0.01%). Antonio Luis Ferre retains sole voting and dispositive power with respect to all shares owned by Alfra Investment Corp. and his five adult children claim beneficial ownership of the shares. Antonio Luis Ferre's total also includes 380,656 shares (7.08%) of the Company's outstanding Common Stock held by El Dia, Inc., a Puerto Rico corporation. Antonio Luis Ferre, his spouse and five adult children own 89.97% of the shares of El Dia, Inc. Of this amount, Antonio Luis Ferre Rangel and Luis Alberto Ferre Rangel each claim beneficial ownership of 23,524 shares (0.44%). Antonio Luis Ferre retains sole voting and dispositive power regarding the total shares owned by El Dia, Inc. In addition, Antonio Luis Ferre has voting and investment power through his 25% ownership interest in South Management Corporation, by which he owns and controls 134,294 shares. Mr. Luis A. Ferre and Mrs. Rosario J. Ferre have 50% and 25% ownership interests, respectively, in South Management Corporation, which owns a total of 537,174 shares (9.99%) of the Company's Common Stock.
(e) All of the directors and executive officers of the Company as a group, including officers not listed, own 840,725 shares (15.63%) of the Company's Common Stock and, as described above, Antonio Luis Ferre and Rosario J. Ferre share voting and investment power regarding 537,174 shares (9.99%) of the Company's Common Stock held of record by South Management Corp.
(f) Since 1995, the Company has two Vice-Chairmen of the Board, Messrs. Alberto
    M. Paracchini and Hector Del Valle.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     In addition to the directors listed above, who beneficially own more than 5% of the outstanding shares of the Company's Common Stock, the following persons beneficially own 5% or more of the outstanding shares of the Company's Common Stock.

                                             NUMBER OF SHARES AND                   PERCENT OF
                                             BENEFICIAL OWNERSHIP                   OUTSTANDING
             NAME AND ADDRESS                AS OF MARCH 18, 1999                     SHARES
             ----------------                --------------------                   -----------
Luis A. Ferre
PO Box 6108
San Juan, Puerto Rico 00936                        753,834(a)*                         14.01%(a)*
Herman Ferre Roig
Hato Rey Tower
Floor 18, Suite 1804
Ave. Munoz Rivera 268
Hato Rey, Puerto Rico 009l9                        564,540(b)                          10.50%(b)
Charles M. Royce
Royce & Associates, Inc.
Royce Management Company
1414 Avenue of the Americas
New York, New York 10019                           332,000(c)                           6.17%(c)
Franklin Resources Inc.
Charles B. Johnson
Rupert H. Johnson, Jr.
Franklin Mutual Advisers, Inc.
51 John F. Kennedy Parkway
Short Hills, NJ 07078                              467,900(d)                           8.70%(d)
Capital Research and
Management Company
333 South Hope Street
Los Angeles, California 90071                      371,000(e)                           6.90%(e)
T. Rowe Price Associates, Inc.
T. Rowe Price Small Cap
Value Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202                          502,700(f)                           9.35%(f)

---------------

(a) As of March 18, 1999, Mr. Luis A. Ferre (father of Antonio Luis Ferre and Rosario J. Ferre), while not directly owning of record any shares of the Company's outstanding Common Stock, has sole voting and dispositive power regarding 485,247 shares (9.02%) of the outstanding shares of the Company's Common Stock through The Luis A. Ferre Foundation, Inc. (the "Foundation"), a charitable foundation. Mr. Ferre, as President of the Foundation, votes the Company's Common Stock owned by the Foundation. In addition, Mr. Luis A. Ferre has voting and investment power through his 50% ownership interest in South Management Corporation, by which he owns and controls 268,587 shares. Mr. Antonio Luis Ferre and Mrs. Rosario J. Ferre each have 25% ownership interests in South Management Corporation, which owns a total of 537,174 shares (9.99%) of the Company's Common Stock.

(b) As of March 18, 1999, Herman Ferre Roig (a first cousin of Antonio Luis Ferre and Rosario J. Ferre) owned directly 94,866 shares (1.76%) of the outstanding Common Stock of the Company. In addition, Herman Ferre Roig and his wife and children have a beneficial interest in and investment power regarding 469,674 shares (8.73%) of the outstanding shares of the Company's Common Stock held of record by Brim Incorporado as a result of their 100% ownership interest in Brim Incorporado, a Puerto Rico corporation. Mr. Ferre Roig has sole voting and dispositive power regarding the shares held by Brim Incorporado.
(c) Charles M. Royce, a U.S. citizen, and Royce & Associates, Inc. ("Royce"), an investment adviser and a New York corporation, as a group, are the beneficial owners of 332,000 shares (6.17%) of the outstanding shares of the Company's Common Stock. Mr. Charles M. Royce is deemed to be a controlling person of Royce, which has sole dispositive and voting power regarding these shares. Mr. Royce disclaims beneficial ownership of the shares held by Royce.
(d) Franklin Resources, Inc. and its subsidiary, Franklin Mutual Advisers, Inc., both Delaware corporations, and controlling persons Charles B. Johnson and Rupert H. Johnson, Jr., both U.S. citizens, are the beneficial owners of 467,900 shares (8.7%) of the outstanding shares of the Company's Common Stock. Franklin Mutual Advisers, Inc. holds sole voting control and dispositive power over the shares held by this group.
(e) Capital Research and Management Company ("CRMC"), a Delaware corporation and a registered investment adviser, exercises discretionary investment management with respect to 371,000 shares (6.90%) of the outstanding shares of Common Stock of the Company, which are owned by various institutional investors. CRMC has no power to direct the voting of the shares but holds sole dispositive power over all shares registered in its name and disclaims beneficial ownership of the securities.
(f) T. Rowe Price Associates, Inc. ("Price Associates") is the beneficial owner of 502,700 shares (9.35%) of the outstanding shares of the Company's Common Stock. These securities are owned by various individual and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc., a Maryland corporation, which owns 450,000 shares representing 8.37% of the outstanding shares of the Company's Common Stock), for whom Price Associates serves as investment adviser with power to direct investments and/or maintains sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

* The shared voting and investment power regarding shares of the Company's Common Stock attributable to Antonio Luis Ferre (described in footnote (d) on page 7), Rosario J. Ferre (described in footnote (c) on page 7), and Luis A. Ferre (described in footnote (a) on page 9), arises by reason of their holdings of South Management Corporation, a Puerto Rico corporation, which holds of record 537,174 shares (9.99%) of the outstanding shares of the Company's Common Stock. Each of said persons disclaims that he or she is acting as a group with regard to such shared voting and investment power.

                             EXECUTIVE COMPENSATION

     Set forth below is the compensation paid by the Company during each of the last three fiscal years ended December 31, 1998 to its President and Chief Executive Officer, and the Company's four other most highly paid executive officers whose aggregate remuneration exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION
                                                       ---------------------      OTHER ANNUAL
NAME AND POSITION                            YEAR       SALARY        BONUS      COMPENSATION(1)
-----------------                            ----      --------      -------     ---------------
Miguel A. Nazario                            1998      $330,667      $84,000         $13,675
  President, Director and                    1997      $349,024(2)   $80,000         $14,160
  Chief Executive Officer                    1996      $288,000      $75,000         $13,589
Hector Del Valle                             1998      $286,051(2)   $66,840         $ 6,529
  Vice Chairman                              1997      $295,440      $63,900         $12,124
  of the Board                               1996      $236,640      $60,300         $ 9,073
Rene Di Cristina                             1998      $149,331      $40,000         $ 6,482
  President, Ready Mix                       1997      $128,241      $30,993         $ 6,597
  Concrete, Inc, (wholly                     1996      $115,462      $38,000         $ 5,185
  owned subsidiary)
Jose O. Torres                               1998      $147,646      $31,970         $ 9,593
  Chief Financial Officer                    1997      $138,385      $30,525         $ 9,172
  and Vice President Finance                 1996      $130,592      $41,188         $11,887
Antonio L. Ferre Rangel                      1998      $122,680      $31,155         $12,963
  Senior Corporate                           1997      $116,533      $29,700         $10,709
  Vice President                             1996      $ 92,667      $23,333         $12,575

---------------

(1) The Company furnished automobiles to its executive officers, including the five individuals named above. Other Annual Compensation reflects the cost to the Company of furnishing such automobiles to the listed officers and paying related expenses.
(2) Salary figures for Mr. Nazario in 1997 include compensation in lieu of forgone vacation time in the amount of $29,024. Salary figures for Mr. Del Valle in 1998 include compensation in lieu of forgone vacation time in the amount of $22,611.

     Named officers received no compensation other than that presented in the Summary Compensation Table included herein. The column of the table marked as "salary" may include cash payments for vacation time not used by the executive.

                               PENSION PLAN TABLE

     The following table illustrates estimated annual benefits payable under the Company's pension plan upon normal retirement to persons with the specified combination of remuneration (base salary) and years of credited service. Amounts are based on straight life annuities.

                         YEARS OF CREDITED SERVICE (A)

  HIGHEST FIVE
  YEAR AVERAGE
COMPENSATION(B)      10        15         20         25         30         35         40
---------------    -------   -------   --------   --------   --------   --------   --------
65,0$00......      $ 8,505   $12,757   $ 17,010   $ 21,587   $ 26,165   $ 30,742   $ 35,320
90,000......        12,255    18,382     24,510     31,087     37,665     44,242     50,820
115,000.....        16,005    24,007     32,010     40,587     49,165     57,742     66,320
140,000.....        19,755    29,632     39,510     50,087     60,665     71,242     81,820
165,000.....        23,505    35,257     47,010     59,587     72,165     84,742     97,320
190,000.....        27,255    40,882     54,510     69,087     83,665     98,242    112,820
215,000.....        31,005    46,507     62,010     78,587     95,165    111,742    128,320
240,000.....        34,775    52,132     69,510     88,087    106,665    125,242    143,820
265,000.....        38,505    57,757     77,010     97,587    118,165    138,742    159,320
290,000.....        42,255    63,382     84,510    107,087    129,665    152,242    174,820
315,000.....        46,005    69,007     92,010    116,587    141,165    165,742    190,320
340,000.....        49,755    74,632     99,510    126,087    152,665    179,242    205,820
365,000.....        53,505    80,257    107,010    135,587    164,165    192,742    221,320
390,000.....        57,255    85,882    114,510    145,087    175,665    206,242    236,820

---------------

(a) As of December 31, 1998, Miguel A. Nazario had 4 years of credited service, would have $572,000 average final remuneration covered by the Company's pension plan and would be entitled to a yearly pension benefit of $146,000 at normal retirement age; Hector Del Valle had 41 years of credited service, would have $312,000 average final remuneration and would be entitled to a yearly pension benefit of $212,000 at normal retirement age; Jose O. Torres had 21 years of credited service, would have $243,000 average final remuneration and would be entitled to a yearly pension benefit of $118,000 at normal retirement age; Rene Di Cristina had 15 years of credited service, would have $300,000 average final remuneration and would be entitled to a yearly pension benefit of $136,000 at normal retirement age; and Antonio Luis Ferre Rangel had 6 years of credited service, would have $540,000 average final remuneration and would be entitled to a yearly pension benefit of $293,000 at normal retirement age.

    All estimated pension benefit information assumes average salary increases of 5% up until normal retirement at age 65.

(b) A participant's pension under the Company's pension plan is based upon such participant's "pensionable earnings." Pensionable earnings are computed by annualizing the average monthly eligible compensation received by the participant from the Company during the 60-month period in which the participant received his or her highest eligible compensation. Eligible compensation is equal to "Salary" as reported in the "Summary Compensation Table" not including bonuses (reported separately in such table as "Bonus") or overtime payments, if any.

     The Company's pension plan covers all salaried employees of the Company who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Company during the 12-month period beginning with the date of employment or during any subsequent calendar year.

     Effective January 1, 1994, the Company amended its pension plan to modify the benefit formula for determining an active participant's basic benefit. The new formula produces a benefit at normal retirement age equal to 1.1% of the participant's average monthly compensation up to "Covered Compensation" and 1.5% of average monthly earnings in excess of "Covered Compensation" multiplied by the first 20 years of "Credited Service," plus 1.2% of average monthly compensation up to "Covered Compensation" and 1.6% of average monthly earnings in excess of "Covered Compensation," multiplied by "Credited Service" in excess of 20 years. "Covered Compensation" is defined in Section 401 (1) (5) (E) of the United States Internal Revenue Code of 1986, as amended.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly straight life annuity commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any. "Average monthly compensation" under the plan is the highest average monthly base salary (including commissions, but excluding bonuses, overtime and other payments that are not predetermined) during any five consecutive years in the ten-year period immediately preceding the participant's actual retirement date.

     The minimum monthly retirement benefit for participants who were participants in the plan on December 31, 1975 is not less than the sum of (a) 1.2% of average monthly compensation for each of the first 10 years of credited service plus (b) 1.5% of such compensation for each year of credited service prior to age 65 in excess of 10, with the maximum benefit equal to 72% of average monthly compensation after 40 years of credited service. In computing the minimum retirement benefit, compensation is assumed to remain unchanged since December 31, 1975.

     Effective August 1, 1986, any participant retiring under the plan shall receive monthly benefits of not less than $5.00 for each year of credited service. In addition to annual retirement benefits, the plan provides benefits for disability, death and other terminations of employment after 10 years of credited service. Early retirement is provided, with unreduced benefits, for participants who are at least 55 years of age and whose age plus years of service equal at least 85, and with reduced benefits for participants who are at least 60 years of age with a minimum of 10 years of service.

                            SUBSIDIARY PENSION PLAN

     During 1995, the Company acquired a wholly owned subsidiary, Ready Mix Concrete Inc., (the "Subsidiary"), which had its own pension program (the Subsidiary's Pension Plan). The Subsidiary's Pension Plan covers all salaried employees of the Subsidiary, who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year. A participant's pension is based upon such participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions, and bonuses.

     Effective June 28, 1994, the Subsidiary amended its pension plan to modify the benefit formula for determining an active participant's basic benefit. The new program produces a career-average benefit at normal retirement age equal to 0.75% of annual plan compensation up to the Social Security Taxable Wage Base, and 1.25% of annual plan compensation in excess of the Taxable Wage Base, for each year of service after June 28, 1994.

     For service until June 27, 1994, the Subsidiary's Pension Plan provides a frozen benefit at normal retirement age equal to 20% of "average annual compensation" plus 20% of average annual compensation in excess of $4,800 (the total reduced by 1/15th for each year of service less than 15), and 0.5% of such average annual compensation for each year of service exceeding 15. "Average annual compensation" is the highest average plan compensation during any five consecutive plan years in the ten-year period ending June 27, 1994.

     Effective January 1, 1997, coverage under the Subsidiary's Pension Plan was extended to employees of another subsidiary of the Company, Concreto Mixto, Inc., which merged with the Subsidiary. All service with Concreto Mixto, Inc. is recognized for purposes of determining eligibility and vesting under the Subsidiary's Pension Plan, but benefit accruals begin no earlier than January 1, 1997 under the career-average formula described above.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly life annuity with 120 payments guaranteed commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any.

     Normal retirement benefits under the Subsidiary's Pension Plan are payable upon attainment of age 65. In addition to annual retirement benefits, the Subsidiary's Pension Plan provides benefits for disability, death, and other terminations of employment after five years of credited service. Early retirement is provided, with reduced benefits, for participants who are at least 55 yeas of age with a minimum of 10 years of service.

     In addition to the Subsidiary's Pension Plan, the Subsidiary offers a Savings Plan for all salaried employees who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year. The Savings Plan was effective July 1, 1994, and coverage was extended to employees of Concreto Mixto, Inc., effective January 1, 1997. Contributions to the Savings Plan are based upon each participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions and bonuses.

     Participants may elect to make basic contributions of from 1% up to 6% of plan compensation on a before-tax basis. Any excess over 6% of plan compensation on a before-tax basis is considered supplemental contribution. The Subsidiary makes annual matching contributions of 50% of participant basic contributions, up to 6% of compensation or $2,000, whichever is lower, per participant. In addition, the Subsidiary may make discretionary profit-sharing contributions at the end of each year. Such profit-sharing contributions are allocated to all eligible employees, whether or not they elect to contribute to the plan.

     Participants become fully vested in the Subsidiary's Saving Plan's matching contributions and profit-sharing contributions after 3 years of service.

     Withdrawals from the Subsidiary's Savings Plan prior to retirement or other termination of employment are not permitted except in the case of financial hardship. Upon retirement, a participant's account balance is distributed either in a lump sum payment or in installments.

                          EXECUTIVE SEPARATION POLICY

     The Company has entered into separate agreements with 24 members of management and Mr. Antonio Luis Ferre. The agreement includes, among others, Messrs. Miguel A. Nazario, Antonio Luis Ferre Rangel,

Jose O. Torres and Rene Di Cristina. The Company's Board of Directors ratified seventeen of these contracts at its meeting of June 24, 1998. The Board also authorized new executive separation agreements with eight other executive employees at this meeting. All contracts, among other things, grant an amount equal to two and a half times compensation based on average salary plus bonus during the three years prior to the date of a takeover or change in control of the ownership of the Company. Benefits payable under the contracts are triggered if, as a result of a change in control, these executives are (1) laid off or forced to resign or (2) unable to function in the position held prior to the change in control. A change in control is generally defined as a third-party acquisition of the Company's shares representing 20% or more of the total number that may be cast for the election of directors.

                         COMPENSATION COMMITTEE REPORT

     The purpose of the following Compensation Committee Report is to inform shareholders of the Compensation Committee's compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer ("CEO"). The Compensation Committee submitted this report for 1998. During 1998, the Compensation Committee consisted of three outside directors of the Company. The Compensation Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of, compensation policies. The Compensation Committee presents its decisions to the Board of Directors for approval and from time to time seeks and receives information from management.

  Compensation Philosophy

     The compensation program followed by the Company is based on the achievement of business objectives. The Company's primary business objective is to maximize shareholder value over both the near-term and the long-term. To achieve this objective, the compensation program is designed to relate pay to performance. Expected corporate and individual performance goals are established by the Board of Directors at the beginning of each fiscal year. The program also strives to attract, retain and reward executives who contribute to the overall success of the Company. Each program element, therefore, is intended to target compensation levels that are at the median of a comparative market. Offering market-comparable pay opportunities allows the Company to maintain a stable, successful management team.

  Competitive Pay

     The Company obtains salary and compensation surveys produced by an independent compensation consultant, Hewitt Associates Caribe Inc. and the Puerto Rico Manufacturer's Association, which each provides competitive pay market data. The data provided enables the Compensation Committee to compare Company compensation practices to a group of local comparable companies. The Company's market for compensation comparison purposes is comprised of a group of companies who tend to have similar philosophies, sales volumes and operations in Puerto Rico or multinationally. The Compensation Committee reviews and approves the selection of companies used for compensation comparison purposes. The companies chosen for comparison are not the same companies that comprise the Peer Group in the Performance Graph included on page 19. The Compensation Committee believes that, because of geographical and other factors, the Company's most direct competitors for executive talent are not the same companies that would be included in a peer group established for comparing shareholder returns.

     The key elements of the Company's executive compensation are base salary and annual incentives. In determining compensation, all elements of an executive's total compensation package, including pensions, insurance and other benefits are considered.

COMPENSATION VEHICLES

  Salary

     The Compensation Committee reviews each executive's base salary. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience and breadth of knowledge, as well as external pay practices. Increases to base salaries are driven primarily by corporate and individual performances.

     Base salaries are targeted at the median of the comparative market. The Company performs this comparison, which includes local companies in the same and other industries, on a regular basis by purchasing independent salary surveys. Salaries paid can be adjusted above or below the median based on individual and corporate performances plus other factors such as experience in the position. Corporate and individual performance factors are equally weighted in determining base salaries. Corporate performance measures include the Company's return on stockholder's equity, individual performance in securing specific strategic goals, Company's performance against budget, cash flow per share and performance compared with peer group cement companies. Specific strategic goals such as the completion of a capacity expansion project for the cement plant, the establishment of a new distribution center, new ready-mix concrete batching plants, and increased lime exports, were attained during 1998. The Compensation Committee concluded that during 1998 special constraints such as unusually harsh weather, particularly the occurrence of Hurricane Georges, represented factors beyond management's control, which precluded the Company from meeting certain performance objectives.

  Annual Cash Bonus

     All employees are eligible for an annual cash bonus. For executives, this bonus is based on the achievement of pre-established annual corporate and individual performance goals. This incentive promotes the Company's pay-for-performance philosophy. Bonuses are based on a percentage of base salary and are set at the median of the comparative market according to the position.

     Corporate and individual performance factors are equally weighted in determining bonuses. Local laws provide for a minimum bonus to be paid to all employees; the amount is increased when predetermined thresholds for corporate performance are met. The Board of Directors approves the total appropriation for the bonus each year, based on the achievement of these goals.

     In 1998, the Board recognized the impact of factors beyond management's control that precluded the achievement of certain objectives. The Compensation Committee concluded that, discounting the impact of these factors on operations, performance objectives were met. Thus, all executive officers received bonuses.

     On an occasional basis, the Compensation Committee recommends to the Board special bonuses for extraordinary achievement of specific objectives. These special bonuses are of a non-recurrent nature and were not awarded in the last fiscal year.

                            CHIEF EXECUTIVE OFFICER

     With respect to the base salary granted to Mr. Miguel A. Nazario (President and CEO) in 1998, the Compensation Committee took into account a comparison of base salaries of chief executive officers of local peer companies, the Company's success in meeting its goals with respect to the Company's operations and the completion of certain strategic goals. The Compensation Committee also considered special constraints affecting 1998 operations which precluded management from reaching certain standard performance goals.

     In its assessment of Mr. Nazario's individual performance during 1998, the Compensation Committee placed increased emphasis on the completion of the strategic goals mentioned above. Mr. Nazario was granted a base salary of $336,000 for 1998, an increase of 5.0% over his $320,000 base salary for 1997. This compares to a 6.67% increase granted in 1997. Therefore, the rate of increase was reduced.

     In 1998, Mr. Nazario's annual bonus payment was also based on certain strategic goals achieved, rather than the standard performance objectives. These achievements include, among others, the cement plant capacity expansion, the new distribution center in eastern Puerto Rico, the new ready-mix batching plants and the increased lime exports. Based on these factors, Mr. Nazario's annual bonus payment was $84,000 during 1998.

Compensation Committee:
         Jorge L. Fuentes, President
         Alberto M. Paracchini
         Federico F. Sanchez

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG PUERTO RICAN
                CEMENT COMPANY, INC.'S COMMON STOCK PERFORMANCE,
                 THE S&P 500 INDUSTRIAL INDEX AND PEER GROUPS.

     The graph presented below compares the cumulative total shareholder return on the Company's Common Stock for the five years ended December 31,1998, with the cumulative total shareholder return for such period reflected in the Standard and Poor's (S & P) 500 Stock Index and in two different peer group indexes. The Company has elected to change the peer group to which its stock's performance is compared from the peer group reflected in last year's Proxy Statement. Accordingly, the graph presented below includes comparisons with both last year's peer group index of eight competing cement, ready-mix and aggregates companies (Calmat Co., Florida Rock Industries, Giant Group LTD, Holnam, Inc., Lafarge Corp., Southdown Inc., Texas Industries, and Vulcan Materials Co.), and the new peer group. The new peer group is comprised of Florida Rock Industries, Giant Group LTD., Lafarge Corp., Southdown, Inc., Texas Industries Inc., and Lone Star Industries. The Company believes that the companies reflected in the new peer group are more reflective of the Company's business mix and therefore provide a more meaningful comparison of stock performance.

     The Company obtained the graph (and the information related to it) from Standard & Poor's Compustat Services. The comparative returns shown in the graph assume (i) a $100 investment in the Company's Common Stock, the common stock of the companies included in the S & P 500 stock index and the common stock of the companies in each of the peer groups at the market close on December 31, 1993 and (ii) the reinvestment of all dividends on a monthly basis over a five-year period using 1993 as the base year.

     With the exception of Holnam, Inc., which became private in March 1994, each of the companies included in a peer group is publicly listed on a national stock exchange in the U.S. with the same or similar business products as the Company. Results were weighted according to market capitalization. The stock price performance on the graph below is not necessarily indicative of future price performance.

                            TOTAL SHAREHOLDER RETURN

                                      PUERTO RICAN          S&P
        MEASUREMENT PERIOD             CEMENT CO         INDUSTRIAL         OLD PEER          NEW PEER
      (FISCAL YEAR COVERED)               INC              INDEX             GROUP             GROUP
DEC93                                         100.00            100.00            100.00            100.00
DEC94                                         117.18            103.82             91.93             80.49
DEC95                                         141.11            139.73            107.96             98.06
DEC96                                         136.06            171.81            119.95            115.21
DEC97                                         223.63            225.10            198.29            185.16
DEC98                                         158.41            300.97            237.74            214.17

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, the Compensation Committee consisted of the following non-employee directors of the Company: Jorge L. Fuentes, Alberto M. Paracchini and Federico F. Sanchez.

     As of December 31, 1998, the Company had available from Banco Popular de Puerto Rico (a commercial bank) lines of credit of $10,000,000 for unsecured short-term borrowings and/or discounting customers trade paper. Within that credit facility, our wholly owned subsidiaries Florida Lime Corporation and Ready Mix Concrete, Inc., each had available a sub- limit of $600,000 and $3,000,000, respectively, for unsecured short-term borrowings. In addition, during October 1998, the Company signed a loan agreement with Banco Popular de Puerto Rico pursuant to which the Company guarantees a revolving line of credit of $5,500,000 for Ready Mix Concrete, Inc. In November 1998, the Company also executed another loan agreement with Banco Popular pursuant to which the Company guarantees a revolving line of credit for $5,000,000 issued to Ponce Capital Corp., a wholly owned subsidiary. Mr. Alberto M. Paracchini is a member of the Board of Directors, Mr. Antonio Luis Ferre is the Vice-Chairman of the Board of Directors, and Mr. Juan A. Albors is a Director, of Banco Popular de Puerto Rico.

     During 1998, the Company and its subsidiaries sold its products, in the normal course of business, for the aggregate amount of $862,158 to Fuentes Concrete Pile, Inc. and Gabriel Fuentes Jr. Construction Co., both Puerto Rican corporations, of which Mr. Jorge L. Fuentes is Chairman of the Board of Directors and Chief Executive Officer.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The following briefly summarizes certain transactions with the Company and certain transactions relating to the officers, directors, or 5% holders of the Company. Transactions relating to Compensation Committee members are included under "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" above.

     Mr. Jose J. Suarez, a Director of the Company as of December 31, 1998, received during 1998 the aggregate amount of $120,000 in consulting fees and $26,647 in expenses related to a Company automobile for work performed for the Company under a consulting contract. The consulting fees originated from services performed as a consultant in the management of the daily operations of the Company and were paid in addition to directors' fees received by Mr. Suarez as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are competitive with the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Suarez occupied the position of Executive Vice President in charge of Operations of the Company until December 1995.

     Mr. Antonio Luis Ferre, Director and Chairman of the Board of the Company as of December 31, 1998, received during 1998 the aggregate amount of $213,012 in consulting fees, including automobile expenses, for work performed for the Company under a consulting contract. The consulting fees originated from services performed as a consultant in the management of the daily operations of the Company and were paid in addition to directors' fees received by Mr. Ferre as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are competitive with the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Ferre was elected Chairman of the Board of the Company effective January 1, 1995.

     The law firm Parra, Del Valle, Frau & Limeres, in which Mr. Waldemar Del Valle Armstrong is a Partner, received the aggregate amount of $33,521, including retainer fees, for legal services provided to the Company and expenses incurred during 1998. Mr. Del Valle Armstrong has been a Director of the Company since 1997.

                   DATE OF RECEIPT OF STOCKHOLDERS' PROPOSALS

     Stockholders who intend to present proposals at the 2000 annual meeting of stockholders must submit their proposals to the Company on or before November 30, 1999.

                                DIRECTORS' FEES

     Standard remuneration for directors not employed by the Company is a $2,500 quarterly retainer fee and $1,000 for each Board or committee meeting attended. In addition, the Company pays yearly premiums of approximately $612 on behalf of each outside director in connection with group life and accident insurance coverage. The Company paid approximately $8,012 during the fiscal year as interest for accumulated deferred compensation for one director and compensated three directors an additional $50 per meeting for costs associated with traveling from outside the San Juan metropolitan area.

                                 OTHER MATTERS

     The Board of Directors of the Company has, among others, the following committees: an Audit Committee composed during 1998 of outside directors Messrs. Emilio J. Venegas and Juan A. Albors; a Compensation Committee composed during 1998 of outside directors Messrs. Alberto M. Paracchini, Federico F. Sanchez and Jorge L. Fuentes; and a Nominating Committee composed during 1998 of directors Messrs. Jorge L. Fuentes, Luis Alberto Ferre Rangel and Alberto M. Paracchini.

     The Audit Committee makes recommendations for the appointment of independent auditors and, in conjunction with such auditors, makes recommendations to the Board of Directors concerning the Company's internal accounting controls and operating procedures, including the review and approval of internal audit programs.

     The Compensation Committee evaluates and makes recommendations to the Board of Directors regarding the remuneration of directors, officers and salaried employees. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report" found on page 15.

     The Nominating Committee evaluates and makes recommendations to the Board of Directors on nominees for directors as vacancies arise. These nominations are submitted to the Board, which votes on the candidates for acceptance as nominees.

     During 1998, the Board of Directors met 11 times, the Nominating Committee met 2 times, the Audit Committee met 3 times and the Compensation Committee met 2 times. Except for Mr. Carlos Del Rio, each director attended at least 75% of the aggregate meetings of the Board and each committee thereof of which he was a member.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 1998, all
Section 16 (a) filing requirements of the Securities and Exchange Act of 1934, as amended, applicable to the Company were complied with, except for Mrs. Rosario Ferre, who filed a late report on Form 5, covering one transaction.

     The Board of Directors again selected certified public accountants, PricewaterhouseCoopers, LLP, to audit the accounts of the Company for the year 1998. A representative of PricewaterhouseCoopers is expected to be present at the meeting of stockholders and available to answer stockholders' questions and, if he so desires, to make a statement. The audit services performed for the Company included the examination of the annual financial statements and financial information contained in the Company's report on Form 10-K filed with the Securities and Exchange Commission, in addition to consultation from time to time with officers of the Company in connection with various accounting methods and procedures.

     The Board of Directors does not intend to bring any other business before the meeting, nor is it aware that anyone else intends to do so. However, should any other business come before the meeting, it is the intention of the persons named in the enclosed proxy to vote as proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Etienne Totti Del Valle
                                          Secretary

                                          PUERTO RICAN CEMENT COMPANY, INC.

PROXY


                       PUERTO RICAN CEMENT COMPANY, INC.


              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 1999


   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


The undersigned stockholder of PUERTO RICAN CEMENT COMPANY, INC. (the "Company") hereby appoints RENE DI CRISTINA, ANGEL AMARAL, and JOSE A. COSTA, and each of them, proxies of the undersigned, each with power of substitution, to vote as designated below all shares of common stock of the Company held of record by the undersigned on March 18, 1999 at the Annual Meeting of Stockholders to be held at the offices of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on May 5, 1999 at 10:00 o'clock A.M., Atlantic Standard Time, and at any adjournment thereof, with all powers the undersigned would possess if personally present.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                                                                Please mark
                                                               your vote as
                                                               indicated in
                                                               this example  [x]




                                             FOR                                       WITHHOLD
                                         all nominees                          all votes for the election
                                 listed below (except as marked                    of all nominees
                                    to the contrary below).                         listed below

1. ELECTION OF CLASS III DIRECTORS         [ ]                                            [ ]

Nominees: Antonio Luis Ferre, Alberto M. Paracchini, Jose J. Suarez,
Carlos Del Rio and Antonio Luis Ferre Rangel

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

------------------------------------------------------------------------------------------

                                                 FOR                                    WITHHOLD
                                             all nominees                      all votes for the election
                                     listed below (except as marked                 of all nominees
                                         to the contrary below).                      listed below

2. ELECTION OF CLASS II DIRECTOR                   [ ]                                     [ ]

Nominee: Angel O. Torres

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


--------------------------------------------------------------------------------

3. In their discretion, the proxies are authorized to vote upon other
   business as may lawfully come before the meeting or any adjournment thereof.    THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                                                   VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                                                   UNDERSIGNED STOCKHOLDER. IF NO DIRECTION TO
                                                                                   VOTE IS MADE DIRECTLY BY A BENEFICIAL
                                                                                   HOLDER, THIS PROXY WILL BE VOTED FOR
                                                                                   ELECTION OF DIRECTORS. PLEASE SIGN AND DATE
                                                                                   WHERE INDICATED BELOW AND RETURN PROMPTLY
                                                                                   IN ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

                                                                                   The undersigned hereby acknowledges receipt
                                                                                   of the Annual Report for 1998, the Notice
                                                                                   of Annual Meeting of Stockholders and the
                                                                                   Proxy Statement relating to said Annual
                                                                                   Meeting, and hereby revokes any proxy or
                                                                                   proxies heretofore given in respect of the
                                                                                   same shares of stock.



Signature_________________________________________________________ Date ______

Signature should agree with name on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.